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                                                                    EXHIBIT 10.1

                     CONTRIBUTION, CONVEYANCE AND ASSUMPTION
                                    AGREEMENT

      THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of December __, 2006, effective as of the Effective Times referred to below, among Teekay Shipping Corporation, a Marshall Islands corporation ("Teekay"); Teekay Offshore GP L.L.C., a Marshall Islands limited liability company ("MLP GP"); Teekay Offshore Partners L.P., a Marshall Islands limited partnership ("MLP"); Teekay Offshore Operating GP L.L.C. , a Marshall Islands limited liability company ("OPCO GP"); Teekay Offshore Operating L.P., a Marshall Islands limited partnership ("OPCO"); and Teekay Offshore Holdings L.L.C., a Marshall Islands limited liability company ("TOH"). The foregoing shall be referred to individually as a "Party" and collectively as the "Parties." Certain capitalized terms have the meanings assigned to them in
Article I hereof.

                                    RECITALS

      A. Teekay and MLP GP have formed MLP pursuant to the Marshall Islands Limited Partnership Act for the purpose of, among other things, acquiring, owning and operating a 26% interest in substantially all the assets of certain subsidiaries of Teekay used in the offshore oil transportation, processing and storage sectors. The respective Board's of Directors of Teekay, MLP GP and OPCO GP have prior to this Agreement authorized the Parties to effect the actions set forth below at the times and in the order set forth below.

      B. To accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:

      1. Teekay formed MLP GP under the terms of the Marshall Islands Limited Liability Company Act (the "Marshall Islands LLC Act") and contributed $1,000 in exchange for all of the member interests in MLP GP.

      2. MLP GP and Teekay formed MLP under the terms of the Marshall Islands Limited Partnership Act (the "Marshall Islands LP Act"), to which MLP GP contributed $20 and Teekay contributed $980 in exchange for a 2.0% general partner interest and 98.0% limited partner interest, respectively.

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      3.    MLP made an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes, effective as of formation.

      4. Teekay formed OPCO GP pursuant to the Marshall Islands LLC Act and contributed $1,000 in exchange for all of the member interests in OPCO GP.

      5. OPCO GP made an election to be classified as disregarded entity for U.S. federal income tax purposes, effective as of formation.

      6. OPCO GP and Teekay formed OPCO, to which OPCO GP contributed $0.10 and Teekay contributed $999.90 in exchange for a 0.01% general partner interest and 99.99% limited partner interest, respectively.

      7. OPCO made an election to be classified as a partnership for U.S. federal income tax purposes, effective as of formation.

      8. (a) Teekay conveyed a 0.01% undivided interest in the stock of, or beneficial interest in, Teekay Navion Offshore Loading Pte. Ltd. (directly or through indirect ownership), Norsk Teekay Holding Ltd., Teekay Offshore Australia Trust, Pattani Spirit L.L.C. and Teekay Nordic Holdings Inc. (collectively, the "Initial TKO Assets") to OPCO GP as a capital contribution;

            (b) Teekay conveyed a 99.99% undivided interest in the Initial TKO Assets to OPCO as a capital contribution; and

            (c) OPCO GP conveyed its 0.01% interest in the Initial TKO Assets to OPCO as a capital contribution.

      C. Effective _______, 2006, Teekay conveys a 0.52% limited partner interest in OPCO to MLP GP in part as a capital contribution and in part in exchange for a $_________ note to Teekay from MLP GP (which represents 2.0% of the total cash to be paid to Teekay from the IPO Proceeds) (the "GP Interest Note").

      D. Effective _________, 2006, each of the following transactions occur in the following order in accordance with this Agreement:

      1. Each of the entities listed on Schedule A files an election to be disregarded for United States federal tax purposes.

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      2.    (a) MLP GP conveys the 0.52% limited partner interest in OPCO to MLP
            (a) as an additional capital contribution to continue its 2.0% MLP general partner interest; and (b) in exchange for (i) the Incentive Distribution Rights and (ii) the assumption of the GP Interest Note by MLP; and

            (b) Teekay conveys its entire interest in OPCO GP and a 25.47% limited partner interest in OPCO to MLP (a) as an additional capital contribution to continue its 98.0% MLP limited partner interest and
            (b) in exchange for a $___ million note (which represents 98.0% of the total cash to be paid to Teekay from the IPO Proceeds) (the "LP Interest Note," and together with the GP Interest Note, the "Notes").

      3. Teekay transfers all of its interests in MLP GP, MLP and OPCO after the foregoing to TOH.

      E. Effective _______, 2006, each of the following transactions occur in accordance with this Agreement (or, with respect to E.2., an Underwriting Agreement with respect to the Offering, dated December __, 2006, among MLP, the underwriters of the Offering (the "Underwriters") and the other parties thereto):

      1. TOH's limited partner interest in MLP is converted to (a) 2,800,000 Common Units, representing a 14% limited partner interest, and (b) 9,800,000 Subordinated Units, representing a 49.0% limited partner interest, for an aggregate 63.0% limited partner interest, and MLP GP is issued 400,000 General Partner Units to represent its 2.0% MLP general partner interest.

      2. The public, through the Underwriters, contributes $_________ million (the "IPO Proceeds") in cash to MLP in exchange for 7,000,000 Common Units in MLP, representing a 35.0% limited partner interest.

      3. MLP uses the IPO Proceeds (a) to pay the underwriting discounts and commissions of $________ and (b) to pay other transaction expenses incurred by MLP in connection with the Offering of approximately $____ million and (c) with respect to the remaining IPO Proceeds to repay the Notes.

      4. The agreements of limited partnership and the limited liability company agreements of the aforementioned entities are amended and restated to the extent necessary to reflect the applicable matters set forth above and in Article II and Article III of this Agreement.

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                                    AGREEMENT

      NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

                                    ARTICLE I
                            DEFINITIONS; RECORDATION

      1.1 DEFINITIONS. In addition to terms defined above or elsewhere in this Agreement, the following capitalized terms have the meanings given below.

      "Acts" shall mean collectively the Marshall Islands LP Act and the Marshall Islands LLC Act.

      "Assets" means the assets, rights and interests contributed and conveyed (or intended so to be) as reflected in this Agreement.

      "Common Units" has the meaning assigned to such term in the Partnership Agreement.

      "Effective Time" means the time when the transactions contemplated by this Agreement are deemed to have been consummated.

      "Incentive Distribution Rights" has the meaning assigned to such term in the Partnership Agreement.

      "Laws" means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

      "Offering" means the initial public offering and transfer of title of 7,000,000 Common Units by MLP to the public.

      "Omnibus Agreement" means the Amended and Restated Omnibus Agreement dated of even date herewith, among Teekay, Teekay GP L.L.C., Teekay LNG Partners L.P. and Teekay LNG Operating L.L.C., and MLP GP, MLP, OPCO GP and OPCO.

      "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of MLP, as it may be amended from time to time.

      "Registration Statement" means the registration statement on Form F-1 (File No. 333-___________) filed by MLP relating to the Offering, as may be amended.

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      "Subordinated Units" has the meaning assigned to such term in the
Partnership Agreement.

                                   ARTICLE II
                          THE STRUCTURAL CONTRIBUTIONS

      2.1 The Parties acknowledge and agree that the following actions hereby occur effective ______, 2006.

            2.1.1 CONTRIBUTION BY TEEKAY TO MLP GP OF A PARTIAL INTEREST IN OPCO. Teekay's conveys a 0.52% limited partner interest in OPCO to MLP GP in part as a capital contribution and in part in exchange for the issuance to Teekay of the GP Interest Note by MLP GP.

      2.2 The Parties acknowledge and agree that the following actions hereby occur in the following order effective ______, 2006.

            2.2.1 CONTRIBUTION BY MLP GP TO MLP OF ITS INTEREST IN OPCO. MLP GP contributes its 0.52% limited partner interest in OPCO to MLP (a) as an additional contribution to the capital of MLP to continue its 2.0% general partner interest in MLP and (b) in exchange for (i) the Incentive Distribution Rights in MLP and (ii) the assumption of the GP Interest Note by MLP.

            2.2.2 CONTRIBUTION BY TEEKAY TO MLP OF ITS OPCO GP INTEREST AND CERTAIN LIMITED PARTNER INTERESTS IN OPCO. Teekay contributes its entire interest in OPCO GP and a 25.47% limited partner interest in OPCO to MLP
      (a) as an additional contribution to the capital of MLP to continue its 98.0% limited partner interest in MLP and (b) in exchange for the issuance of the LP Interest Note by MLP.

            2.2.3 CONTRIBUTION BY TEEKAY TO TOH OF ALL OF ITS REMAINING INTEREST. Teekay contributes its entire remaining interests in MLP GP, MLP and OPCO to TOH.

                                   ARTICLE III
                    THE OFFERING AND CONCURRENT TRANSACTIONS

      The Parties acknowledge and agree that each of the following transactions hereby occur on ________, 2006 and concurrently with the closing of the Offering.

      3.1 CONVERSION OF TEEKAY'S LIMITED PARTNER INTEREST. MLP converts TOH's limited partner interest in MLP into (a) 2,800,000 Common Units and

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(b) 9,800,000 Subordinated Units, and MLP issues MLP GP 400,000 General Partner
Units to represent MLP GP's 2.0% MLP general partner interest.

      3.2 MLP RECEIPT OF CASH CONTRIBUTION. The Parties acknowledge MLP's issuance of 7,000,000 Common Units in exchange for the IPO Proceeds in cash as a capital contribution to MLP, and MLP's use of the IPO Proceeds (a) to pay the Underwriters' discounts and commissions of $_________ (which may be withheld by the Underwriters from the IPO Proceeds as payment thereof), (b) to pay other Offering expenses incurred by MLP of approximately $__ million and (c) with respect to the remaining IPO Proceeds, to repay the Notes.

                                   ARTICLE IV
                        ASSUMPTION OF CERTAIN LIABILITIES

      Notwithstanding anything to the contrary contained in this Agreement, none of the Parties shall be deemed to have assumed, and none of the Assets have been or are being contributed subject to, (a) any liens or security interests securing consensual indebtedness covering any of the Assets or (b) any of the liabilities covered by the indemnities set forth in the Omnibus Agreement to the extent such liabilities are covered by such indemnities.

                                    ARTICLE V
                             ADDITIONAL TRANSACTION

      5.1 EXERCISE OF THE OVER-ALLOTMENT OPTION. The Parties agree that if the Underwriters exercise their over-allotment option with respect to the Offering, MLP shall redeem Common Units from TOH with the net proceeds therefrom after the Underwriters' discount and commissions but before other expenses; the number of Common Units redeemed equal to the number of Common Units for which the Underwriters exercise their over-allotment option.

                                   ARTICLE VI
                                  TITLE MATTERS

      6.1 ENCUMBRANCES.

      (a) Except to the extent provided in Article IV or any other document executed in connection with this Agreement or the Offering, including, without limitation, the Omnibus Agreement, the contribution and conveyance (by operation of law or otherwise) of the various Assets are made expressly subject to all Laws of

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governmental authorities or tribunals having or asserting jurisdiction over the
Assets and operations conducted thereon or therewith, in each case to the extent the same are valid and enforceable and affect the Assets.

      (b) To the extent that certain jurisdictions in which the Assets are located or deemed to be located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 6.1(a) immediately above shall also be applicable to the conveyances under such documents.

      6.2 DISCLAIMER OF WARRANTIES; SUBROGATION; WAIVER OF BULK SALES LAWS.

      (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR THEREWITH, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND SUCH PARTY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO

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BE PROVIDED BY ANY OF THE OTHER PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY
OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN "AS IS," "WHERE IS" CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.

      (b) To the extent that certain jurisdictions in which the Assets are located or deemed to be located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 6.2(a) immediately above shall also be applicable to the conveyances under such documents.

      (c) The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective Parties receiving such contributions, and all persons claiming by, through and under such Parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

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      (d) Each of the Parties agrees that the disclaimers contained in this
Section 6.2 are "conspicuous" disclaimers. Any covenants implied by Law by the use of the words "grant," "convey," "bargain," "sell," "assign," "transfer," "deliver," or "set over" or any of them, or any other words used in this Agreement or any exhibits hereto, are hereby expressly disclaimed, waived and negated.

      (e) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

                                   ARTICLE VII
                               FURTHER ASSURANCES

      7.1 FURTHER ASSURANCES. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and
(c) to more fully and effectively carry out the purposes and intent of this Agreement.

      7.2 POWER OF ATTORNEY. Each Party that has conveyed any Assets (the "Conveyed Assets") as reflected by this Agreement (collectively, the "Conveying Parties") hereby constitutes and appoints MLP GP (the "Attorney-in-Fact") its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Conveying Party and its successors and assigns, and for the benefit of the Attorney-in-Fact to demand and receive from time to time the Conveyed Assets contributed and conveyed by this Agreement (or intended so to be) and to execute in the name of the applicable Conveying Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Conveying Party for the benefit of the Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Conveyed Assets, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Conveyed Assets, and (c) do any and all such acts and things in furtherance of this

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Agreement as the Attorney-in-Fact shall deem advisable. Each Conveying Party hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Conveying Party or its successors or assigns or by operation of law.

      7.3 OTHER ASSURANCES. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. It is the express intent of the Parties that MLP or its subsidiaries own all assets necessary to operate the Assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of such Assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the appropriate Parties to this Agreement or their subsidiaries. To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate Parties to this Agreement or their subsidiaries. Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed as reflected in this Agreement or the Registration Statement, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate party.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 ORDER OF COMPLETION OF TRANSACTIONS. The transactions provided for in Articles II, III and V of this Agreement shall be completed on the dates specified in this Agreement and in the following order:

      First, the transactions provided for in Article II shall be completed in the order set forth therein;

      Second, the transactions provided for in Article III shall be completed in the order set forth therein; and

      Fourth, the transactions provided for in Article V shall be completed in the order, if any, set forth therein.

      8.2 CONSENTS; RESTRICTION ON ASSIGNMENT. If there are prohibitions against or conditions to the contribution and conveyance of one or more of the Assets without the prior written consent of third parties, including, without limitation, governmental

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agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate rights of the Party to whom the applicable Assets were intended to be conveyed (the "Beneficial Owner") with respect to such portion of the Assets (herein called a "Restriction"), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Assets (herein called the "Restriction Asset") pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable Law and any applicable contractual provisions, the assignment of the Restriction Asset subject thereto shall become effective automatically as of the Effective Time (in the appropriate order indicated by Section 8.1), without further action on the part of any Party. Each of the applicable Parties that were involved with the conveyance of a Restriction Asset agree to use commercially reasonable efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Asset conveyed by or acquired by any of them. The description of any portion of the Assets as a "Restriction Asset" shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Assets. In the event that any Restriction Asset exists, the applicable Party agrees to continue to hold such Restriction Asset in trust for the exclusive benefit of the applicable Party to whom such Restriction Asset was intended to be conveyed and to otherwise use commercially reasonable efforts to provide such other Party with the benefits thereof, and the party holding such Restriction Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable Party to whom such Restriction Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable Party to operate such Restriction Asset in all material respects as it was operated prior to the Effective Time. Furthermore, in such event the applicable Party to whom such Restriction Asset was intended to be conveyed agrees to assume such liabilities and perform such obligations relating to such Restriction Asset as if it had been conveyed at the Effective Time.

      8.3 COSTS. MLP shall pay any and all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, MLP shall be responsible for all costs, liabilities and expenses (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 8.2 to the extent such Restriction was disclosed to MLP on or before the date of this Agreement.

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      8.4 HEADINGS; REFERENCES; INTERPRETATION. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

      8.5 SUCCESSORS AND ASSIGNS. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

      8.6 NO THIRD PARTY RIGHTS. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

      8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

      8.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, United States of America, applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply.

      8.9 SEVERABILITY. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this

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Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

      8.10 DEED; BILL OF SALE; ASSIGNMENT. To the extent required and permitted by applicable Law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Assets.

      8.11 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

      8.12 INTEGRATION. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

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      IN WITNESS WHEREOF, this Contribution, Conveyance and Assumption Agreement has been duly executed by the parties set forth below.

                                    TEEKAY SHIPPING CORPORATION, a
                                    Marshall Islands corporation

                                    By: ________________________________________
                                    Name: Peter Evensen
                                    Title: Executive Vice President and Chief
                                    Financial Officer

                                    TEEKAY OFFSHORE GP L.L.C., a
                                    Marshall Islands limited liability company

                                    By: ________________________________________
                                    Name: Peter Evensen
                                    Title: Chief Executive Officer and Chief
                                    Financial Officer

                                    TEEKAY OFFSHORE PARTNERS L.P., a
                                    Marshall Islands limited partnership

                                    By: Teekay Offshore GP L.L.C., its general
                                    partner

                                    By: ________________________________________
                                    Name: Peter Evensen
                                    Title: Chief Executive Officer and Chief
                                    Financial Officer

                                    TEEKAY OFFSHORE OPERATING GP
                                    L.L.C., a Marshall Islands limited liability company

                                    By: Teekay Shipping Corporation, its sole
                                    member (before its contribution to MLP)

                                    By: ________________________________________
                                    Name: Peter Evensen
                                    Title: Executive Vice President and Chief
                                    Financial Officer

                                    TEEKAY OFFSHORE OPERATING GP
                                    L.L.C., a Marshall Islands limited liability company

                                    By: Teekay Offshore Partners L.P., its sole
                                    member (after its contribution to MLP)

                                    By: Teekay Offshore GP L.L.C., its general
                                    partner

                                    By: ________________________________________
                                    Name: Peter Evensen
                                    Title: Chief Executive Officer and Chief
                                    Financial Officer

                                    TEEKAY OFFSHORE OPERATING L.P.,
                                    a Marshall Islands limited partnership

                                    By: Teekay Offshore GP L.L.C., its general
                                    partner

                                    By: Teekay Shipping Corporation, its sole
                                    member (before its contribution to MLP)

                                    By: ________________________________________
                                    Name: Peter Evensen
                                    Title: Executive Vice President and Chief
                                    Financial Officer

                                    TEEKAY OFFSHORE OPERATING L.P.,
                                    a Marshall Islands limited partnership

                                    By: Teekay Offshore GP L.L.C., its general
                                    partner

                                    By: Teekay Offshore Partners L.P., its sole
                                    member (after its contribution to MLP)

                                    By: Teekay Offshore GP L.L.C., its general
                                    partner

                                    By: ________________________________________
                                    Name: Peter Evensen
                                    Title: Chief Executive Officer and Chief
                                    Financial Officer

                                    TEEKAY OFFSHORE HOLDINGS L.L.C.,
                                    a Marshall Islands limited liability company

                                    By: Teekay Shipping Corporation, its sole
                                    member

                                    By: ________________________________________
                                    Name: Peter Evensen
                                    Title: Executive Vice President and Chief
                                    Financial Officer